Exhibit 99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of Virtus Newfleet Dynamic Credit ETF (“the Fund”), a series of shares of beneficial interest of the Virtus ETF Trust II, and to the use of our opinion dated October 31, 2016 on the statement of assets and liabilities as of July 31, 2016 of the Fund. Such financial statement is incorporated by reference into the Statement of Additional Information.

BBD, LLP

Philadelphia, Pennsylvania

November 28, 2016